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                                                                     EXHIBIT 25



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


       A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                           (I.R.S. EMPLOYER
                                                     IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS           60670-0126
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                        TITAN WHEEL INTERNATIONAL, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)




              ILLINOIS                                  36-3228472
         (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)


              2701 SPRUCE STREET
              QUINCY, ILLINOIS                          62301
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)



                      % SENIOR SUBORDINATED NOTES DUE 2007
                        (TITLE OF INDENTURE SECURITIES)

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ITEM 1.       GENERAL INFORMATION.  FURNISH THE FOLLOWING
              -------------------------------------------
              INFORMATION AS TO THE TRUSTEE:


              (A) NAME AND ADDRESS OF EACH EXAMINING OR
              SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

              Comptroller of Currency, Washington, D.C.,
              Federal Deposit Insurance Corporation,
              Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

              (B) WHETHER IT IS AUTHORIZED TO EXERCISE
              CORPORATE TRUST POWERS.

              The trustee is authorized to exercise corporate trust powers.


ITEM 2.       AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
              ------------------------------
              IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
              SUCH AFFILIATION.

              No such affiliation exists with the trustee.


ITEM 16.      LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
              -----------------
              PART OF THIS STATEMENT OF ELIGIBILITY.


              1. A copy of the articles of association of the
                 trustee now in effect.*

              2. A copy of the certificates of authority of the
                 trustee to commence business.*

             3. A copy of the authorization of the trustee to
                exercise corporate trust powers.*

             4. A copy of the existing by-laws of the trustee.*

             5. Not Applicable.

             6. The consent of the trustee required by
                Section 321(b) of the Act.




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           7. A copy of the latest report of condition of the
              trustee published pursuant to law or the requirements of its supervising or examining authority.

           8. Not Applicable.

           9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of February, 1997.


                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE




                     BY   /S/ RICHARD MANELLA
                          RICHARD D. MANELLA
                          VICE PRESIDENT







* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).





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                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                     February 14, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Titan Wheel International, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO



                              BY:  /S/ RICHARD D. MANELLA
                                   RICHARD D. MANELLA
                                   VICE PRESIDENT






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                                   EXHIBIT 7


Legal Title of Bank:        The First National Bank of Chicago       Call Date: 09/30/96  ST-BK:  17-1630 FFIEC 031
Address:                    One First National Plaza, Ste 0460                                            Page RC-1
City, State  Zip:           Chicago, IL  60670
FDIC Certificate No.:       0/3/6/1/8
                            ---------


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                    DOLLAR AMOUNTS IN                     C400           <-
                                                                    THOUSANDS               RCFD        BIL MIL THOU     --
                                                                    -----------------       ----        ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
a.  Noninterest-bearing balances and currency and coin(1)..................                  0081          4,041,784       1.a.
b.  Interest-bearing balances(2)...........................................                  0071          5,184,890       1.b.
2.  Securities
a.  Held-to-maturity securities (from Schedule RC-B, column A).............                  1754                  0       2.a.
b.  Available-for-sale securities (from Schedule RC-B, column D)...........                  1773          3,173,481       2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold..................................................                  0276          3,505,874       3.a.
    b. Securities purchased under agreements to resell.....................                  0277            145,625       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)......................................................        RCFD 2122 22,835,958                                4.a.
    b. LESS: Allowance for loan and lease losses...............        RCFD 3123    418,851                                4.b.
    c. LESS: Allocated transfer risk reserve...................        RCFD 3128          0                                4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)...............................                  2125         22,417,107       4.d.
5.  Assets held in trading accounts.......................................                  3545          8,121,948       5.
6.  Premises and fixed assets (including capitalized leases)..............                  2145            707,971       6.
7.  Other real estate owned (from Schedule RC-M)..........................                  2150              9,184       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)........................................                  2130             53,803       8.
9.  Customers' liability to this bank on acceptances outstanding..........                  2155            626,690       9.
10. Intangible assets (from Schedule RC-M)................................                  2143            310,246      10.
11. Other assets (from Schedule RC-F).....................................                  2160          1,658,123      11.
12. Total assets (sum of items 1 through 11)..............................                  2170         49,956,726      12.

--------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.





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
Legal Title of Bank:         The First National Bank of Chicago   Call Date:    09/30/96 ST-BK:    17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0460                                        Page RC-2
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
                             ---------

SCHEDULE RC-CONTINUED

                                                                  DOLLAR AMOUNTS IN
                                                                      Thousands                       BIL MIL THOU
                                                                  -----------------                   ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)..........................         RCON 2200                          22,369,341      13.a.
       (1) Noninterest-bearing(1)...........................         RCON 6631 9,726,987                                13.a.(1)
       (2) Interest-bearing.................................         RCON 6636 12,642,354                               13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)......................      RCFN 2200  10,026,286                              13.b.
       (1) Noninterest bearing.................................      RCFN 6631     336,746                              13.b.(1)
       (2) Interest-bearing....................................      RCFN 6636   9,689,540                              13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased..................................     RCFD 0278      884,553                             14.a.
    b. Securities sold under agreements to repurchase...........     RCFD 0279      717,211                             14.b.
15. a. Demand notes issued to the U.S. Treasury.................     RCON 2840       14,120                             15.a.
    b. Trading Liabilities......................................                            RCFD 3548    5,409,585      15b.
16. Other borrowed money:
    a. With original maturity of one year or less...............                            RCFD 2332    3,414,577      16.a.
    b. With original  maturity of more than one year............                            RCFD 2333       46,685      16b.
17. Mortgage indebtedness and obligations under capitalized
    leases......................................................                            RCFD 2910      285,671      17.
18.  Bank's liability on acceptance executed and outstanding....                            RCFD 2920      626,690      18.
19.  Subordinated notes and debentures..........................                            RCFD 3200    1,250,000      19.
20.  Other liabilities (from Schedule RC-G).....................                            RCFD 2930    1,005,205      20.
21.  Total liabilities (sum of items 13 through 20).............                            RCFD 2948   46,049,924      21.
22.  Limited-Life preferred stock and related surplus...........                            RCFD 3282            0      22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..............                            RCFD 3838            0      23.
24.  Common stock...............................................                            RCFD 3230      200,858      24.
25.  Surplus (exclude all surplus related to preferred stock)...                            RCFD 3839    2,925,894      25.
26. a. Undivided profits and capital reserves...................                            RCFD 3632      770,670    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities...............................................                            RCFD 8434       10,194    26.b.
27.  Cumulative foreign currency translation adjustments........                            RCFD 3284        (814)      27.
28.  Total equity capital (sum of items 23 through 27)..........                            RCFD 3210    3,906,802      28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)......................                            RCFD 3300   49,956,726      29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external

     auditors as of any date during 1995  . . . . . . . . . . . . . . . . . . . . . .       RCFD 6724....N/A            M.1.


1 = INDEPENDENT AUDIT OF THE BANK CONDUCTED IN ACCORDANCE                 4 = DIRECTORS' EXAMINATION OF THE BANK PERFORMED BY OTHER
    WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED                  EXTERNAL AUDITORS (MAY BE REQUIRED BY STATE
    PUBLIC ACCOUNTING FIRM WHICH SUBMITS A REPORT ON THE BANK AUTHORITY)       CHARTERING
2 = INDEPENDENT AUDIT OF THE BANK'S PARENT HOLDING COMPANY                5 = REVIEW OF THE BANK'S FINANCIAL STATEMENTS BY EXTERNAL
    CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING                  AUDITORS
    STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM WHICH
    SUBMITS A REPORT ON THE CONSOLIDATED HOLDING COMPANY                  6 = COMPILATION OF THE BANK'S FINANCIAL STATEMENTS BY
    (BUT NOT ON THE BANK SEPARATELY)                                          EXTERNAL AUDITORS
                                                                          7 = OTHER AUDIT PROCEDURES (EXCLUDING TAX PREPARATION
3 =  DIRECTORS' EXAMINATION OF THE BANK CONDUCTED IN                          WORK)
     ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS                8 =  NO EXTERNAL AUDIT WORK
     BY A CERTIFIED PUBLIC ACCOUNTING FIRM (MAY BE REQUIRED BY
     STATE CHARTERING AUTHORITY)



(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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